UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011
Emmis Communications Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Emmis Plaza, 40 Monument Circle Suite 700, Indianapolis, Indiana	46204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 317-266-0100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective June 3, 2011, the Board of Directors of Emmis Communications Corporation amended Section 3.2(a) of Emmis’ Second Amended and Restated Code of By-Laws to decrease the number of directors on the Board from nine to eight, as such number may be increased under Section 2.11(h) of the Bylaws during any period of time in which the holders of Emmis’ 6.25% Series A Cumulative Convertible Preferred Stock are entitled to elect two directors to the Board. This change to the By-Laws merely conforms the number of directors specified in the By-Laws to the number of directors currently serving on the Board. This description of the amendment of Emmis’ By-Laws is qualified in its entirety by reference to the Second Amended and Restated Code of By-Laws of Emmis Communications Corporation, as amended, which is attached as Exhibit 3.2 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

3.2	Second Amended and Restated Code of By-Laws of Emmis Communications Corporation, as amended June 3, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: June 3, 2011	By:	/s/ J. Scott Enright
		Name:	J. Scott Enright
		Title:	Executive Vice President, General Counsel and Secretary